Exhibit 99.1

eXp World Holdings Reports Record Third Quarter 2022 Revenue of $1.2 Billion

Q3 2022 Revenue Increased 12% Year over Year to $1.2 Billion With Agent Growth of 30%

Company Declares Cash Dividend for Q4 2022 of $0.045 per Share of Common Stock

Repurchases Approximately $60 Million of Common Stock During the Third Quarter

BELLINGHAM, Wash. — Nov. 2, 2022 — eXp World Holdings, Inc. (Nasdaq: EXPI) (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the third quarter ended Sept. 30, 2022.

Third Quarter 2022 Financial Highlights as Compared to the Same Year-Ago Quarter:

●	Revenue increased 12% to $1.2 billion.
●	Gross profit increased 17% to $93.1 million.
●	Net income of $4.4 million, compared to net income of $23.8 million in the year-ago quarter. Earnings per diluted share of $0.03, compared to earnings per diluted share of $0.15 in the year-ago quarter.
●	Adjusted EBITDA (a non-GAAP financial measure) of $12.3 million.
●	As of Sept. 30, 2022, cash and cash equivalents totaled $134.5 million, compared to $98.1 million as of Sept. 30, 2021. The Company repurchased approximately $59.8 million of common stock during the third quarter of 2022.
●	The Company paid a cash dividend for the third quarter of 2022 of $0.045 per share of common stock on Aug. 29, 2022. On Oct. 27, 2022, the Company’s Board of Directors declared a cash dividend of $0.045 per share of common stock for the fourth quarter of 2022, expected to be paid on Nov. 28, 2022 to stockholders of record on Nov. 14, 2022.

Management Commentary

“We continue to grow revenue and gain market share despite an increasingly challenging market,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “The third quarter reflects eXp’s resilient model and ability to grow through any market. We continued to strengthen our agent value proposition with new services, including Revenos and eXp Luxury as well as initiatives led by SUCCESS®, SUCCESS Health™ and SUCCESS Coaching™.”

He continued, “Our scale enables us to provide a differentiated platform for agents with the extensive resources and tools they need to be successful, both professionally and personally. eXp continues to be an attractive model for leading teams and independent brokerages and we were pleased to welcome several during the quarter, helping drive agent count to over 85,000 today.”

“eXp delivered a record third quarter with 12% revenue growth and continued to deliver positive cash flow and earnings, reflecting the agility of our business model,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “We continue to gain market share and drive growth while focusing on increasing operating efficiencies for our business and our agents. Our industry-leading efficiency enables us to be the most agent-centric brokerage on the planet and positions us to increase our market leadership in a changing landscape. As we head into a seasonally slower quarter, we remain confident in our ability to deliver market share growth over the long term.”

Third Quarter 2022 Operational Highlights as Compared to the Same Year-Ago Quarter:

●	eXp Realty named Michael Valdes Chief Growth Officer.
●	SUCCESS Enterprises strengthened its leadership team, appointing Courtney Keating as Chief Operating Officer in addition to her role as Chief Marketing Officer, eXp World Holdings; and welcoming Tristan Ahumada as Chief Marketing Officer, SUCCESS.
●	Agents and brokers on the eXp Realty platform increased 30% to 84,911 as of Sept. 30, 2022.
●	Real estate transactions closed increased 6% to 138,354.
●	Real estate transaction volume increased 8% to $50.4 billion.
●	eXp Realty expanded into Chile and Poland in the third quarter of 2022.
●	eXp Realty announced new service offerings including Revenos™, to deliver high-quality buyer and seller referrals for eXp Realty agents; eXp Solutions, a marketplace for agents and their clients; eXp Luxury, enhanced customer service offerings and luxury capabilities; and eXp Referral Division, to enable agents who want to focus solely on building their referral business.
●	SUCCESS Enterprises launched SUCCESS Health, to provide eXp agents and consumers the health and wellness tools and resources that help them excel in their personal and professional lives.
●	eXp Realty ended the third quarter of 2022 with a global Net Promoter Score of 71, a measure of agent satisfaction as part of the Company’s intense focus on improving the agent experience.

Third Quarter 2022 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A on Wednesday, Nov. 2, 2022 at 8 a.m. PT / 11 a.m. ET with:

●	Glenn Sanford, Founder, Chairman and CEO, eXp World Holdings
●	Jeff Whiteside, CFO and Chief Collaboration Officer, eXp World Holdings

The discussion will be moderated by Tom White, Managing Director and Senior Research Analyst, D. A. Davidson.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Wednesday, Nov. 2, 2022

Time: 8 a.m. PT / 11 a.m. ET

Location: EXPI Campus. Join at http://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate company in the world with more than 85,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, and Poland continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

Managing Partner, Hayflower Partners

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 134,545	$ 108,237
Restricted cash	52,652	67,673
Accounts receivable, net of allowance for credit losses of $2,786 and $2,198, respectively	119,822	133,489
Prepaids and other assets	13,167	9,916
TOTAL CURRENT ASSETS	320,186	319,315
Property, plant, and equipment, net	17,689	15,902
Operating lease right-of-use assets	2,217	2,482
Other noncurrent assets	1,614	2,827
Intangible assets, net	8,975	7,528
Deferred tax assets	63,672	52,827
Goodwill	26,514	12,945
TOTAL ASSETS	$ 440,867	$ 413,826
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 9,911	$ 7,158
Customer deposits	52,652	67,673
Accrued expenses	117,605	111,672
Current portion of lease obligation - operating lease	202	311
TOTAL CURRENT LIABILITIES	180,370	186,814
Long-term payable	2,714	2,714
Long-term lease obligation - operating lease, net of current portion	720	765
TOTAL LIABILITIES	183,804	190,293
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 168,562,464 issued and 152,702,078 outstanding in 2022; 155,516,284 issued and 148,764,592 outstanding in 2021	2	1
Additional paid-in capital	567,594	401,479
Treasury stock, at cost: 15,860,386 and 6,751,692 shares held, respectively	(344,844)	(210,009)
Accumulated earnings	34,616	30,510
Accumulated other comprehensive income (loss)	(1,474)	188
Total eXp World Holdings, Inc. stockholders' equity	255,894	222,169
Equity attributable to noncontrolling interest	1,169	1,364
TOTAL EQUITY	257,063	223,533
TOTAL LIABILITIES AND EQUITY	$ 440,867	$ 413,826

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts and per share data)
(Unaudited)
	Three Months Ended September 31,		Nine Months Ended September 31,
	2022	2021	2022	2021
Revenues	$ 1,238,975	$ 1,110,480	$ 3,664,766	$ 2,694,200
Operating expenses
Commissions and other agent-related costs	1,145,853	1,030,937	3,380,930	2,481,254
General and administrative expenses	89,460	64,615	256,173	171,636
Sales and marketing expenses	3,636	3,761	11,546	8,701
Total operating expenses	1,238,949	1,099,313	3,648,649	2,661,591
Operating income	26	11,167	16,117	32,609
Other (income) expense
Other (income) expense, net	(78)	239	394	159
Equity in (income) losses of unconsolidated affiliates	329	(2)	1,213	5
Total other (income) expense, net	251	237	1,607	164
Income (loss) before income tax expense	(225)	10,930	14,510	32,445
Income tax benefit	(4,627)	(12,884)	(8,115)	(33,258)
Net income	4,402	23,814	22,625	65,703
Net income attributable to noncontrolling interest	-	7	18	14
Net income attributable to eXp World Holdings, Inc.	$ 4,402	$ 23,821	$ 22,643	$ 65,717
Earnings per share
Basic	0.03	0.16	0.15	0.45
Diluted	0.03	0.15	0.14	0.42
Weighted average shares outstanding
Basic	151,826,315	146,862,978	150,622,845	145,610,008
Diluted	155,915,307	157,345,924	156,434,440	157,838,134

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$ 22,625	$ 65,703
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	5,699	3,572
Amortization expense - intangible assets	1,455	939
Loss on dissolution of consolidated affiliates	361	-
Allowance for credit losses on receivables/bad debt on receivables	588	22
Equity in loss of unconsolidated affiliates	1,213	5
Agent growth incentive stock compensation expense	22,828	18,129
Stock option compensation	10,872	9,608
Agent equity stock compensation expense	131,230	101,691
Deferred income taxes, net	(10,845)	(36,020)
Changes in operating assets and liabilities:
Accounts receivable	13,603	(52,913)
Prepaids and other assets	(3,003)	(1,510)
Customer deposits	(16,135)	41,625
Accounts payable	1,952	4,597
Accrued expenses	4,770	44,561
Long term payable	-	(150)
Other operating activities	111	(1,446)
NET CASH PROVIDED BY OPERATING ACTIVITIES	187,324	198,413
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(9,222)	(9,159)
Acquisition of businesses, net of cash acquired	(9,668)	(1,500)
Investments in unconsolidated affiliates	-	(3,004)
NET CASH (USED IN) INVESTING ACTIVITIES	(18,890)	(13,663)
FINANCING ACTIVITIES
Repurchase of common stock	(139,635)	(142,103)
Proceeds from exercise of options	2,221	2,695
Transactions with noncontrolling interests	(425)	19
Dividends declared and paid	(18,537)	(5,755)
NET CASH USED IN FINANCING ACTIVITIES	(156,376)	(145,144)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(771)	(60)
Net change in cash, cash equivalents and restricted cash	11,287	39,546
Cash, cash equivalents and restricted cash, beginning balance	175,910	127,924
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 187,197	$ 167,470
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest
Cash paid for income taxes	$ 2,933	$ 1,060
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease liabilities	-	346
Issuance of treasury stock, for acquisition	4,800	-
Lease liabilities arising from obtaining right-of-use assets	-	2,381
Property, plant and equipment purchases in accounts payable	20	150

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)
	Three Months Ended September 31,		Nine Months Ended September 31,
	2022	2021	2022	2021
Net income	$ 4,402	$ 23,814	$ 22,625	$ 65,703
Other expense, net	251	237	1,607	164
Income tax benefit	(4,627)	(12,884)	(8,115)	(33,258)
Depreciation and amortization (1)	2,767	1,694	7,154	4,511
Stock compensation expense (2)	5,800	6,817	22,828	18,129
Stock option expense	3,756	3,376	10,872	9,608
Adjusted EBITDA	$ 12,349	$ 23,054	$ 56,971	$ 64,857

(1) Amortization of stock liability is included in the “Other expense (income)” line item.
(2) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.